Calculation of Filing Fee Tables
S-4
Katapult Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	Other	82,085,448		$ 87,347,125.22	0.0001381	$ 12,062.64
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 87,347,125.22		$ 12,062.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,062.64
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This represents the maximum number of shares of Katapult Holdings, Inc. ("Katapult") common stock, par value $0.0001 per share ("Katapult Common Stock"), issuable to stockholders of Aaron's Intermediate Holdco, Inc. ("Aaron's") and unitholders of CCF Holdings LLC ("CCFI") in the proposed mergers of Katapult Merger Sub 1, Inc., wholly owned indirect subsidiary of Katapult, with and into Aaron's and Katapult Merger Sub 2, LLC, a wholly owned indirect subsidiary of Katapult, with and into CCFI based on 5,239,497 outstanding shares of Katapult Common Stock as of December 11, 2025, giving effect to the transactions contemplated by the Hawthorn Side Letter and the Mergers. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rule 457(f)(2) promulgated thereunder. Aaron's and CCFI are private companies, no market exists for their securities, and CCFI has an accumulated deficit. Therefore, the maximum aggregate offering price ($87,354,666.67) is calculated as the sum of (x)(i) the book value of shares of Aaron's common stock as of March 31, 2026 ($59,680.00 per share), multiplied by (ii) the number of shares of Aaron's common stock that may be exchanged or converted in the merger for the securities being registered (100), plus (y) one third of the stated value of CCFI's securities as of March 31, 2026 ($81,386,666.67).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
82,085,448	$ 1.0641	$ 87,347,125.22			$ 87,347,125.22

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date